Exhibit 32.2
Section 1350 Certification
Pursuant to Rule 13a-14(b) (17 CFR 240.13a-14(b)) or Rule 15d-14(b) (17 CFR 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officer of Lighting Science Group Corporation (the “Company”) does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Quarterly Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Quarterly Report.

Date: August 14, 2008	By:	/s/ Stephen Hamilton

	Name:	Stephen Hamilton
	Title:	Vice President - Finance
(Principal Financial Officer)
The foregoing certification is furnished as an exhibit to the Quarterly Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.